Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2025, which appeared in the JFB Construction Holdings Annual Report on Form 10-K relating to the audits of the consolidated financial statements as of December 31, 2024 and 2023 and for the periods then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, Texas

December 11, 2025